Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-quarter Financial Results

Highest quarterly EPS since 2008;
Quarterly results driven by Crane margin improvement and lower effective tax rate

MANITOWOC, Wis. - July 29, 2013 - The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $1.05 billion for the second quarter of 2013, an increase of 5.0 percent compared to sales of $997.2 million in the second quarter of 2012. The sales increase was primarily driven by a 7.6 percent increase in Crane segment sales.

On a GAAP basis, the company reported net earnings of $57.6 million, or $0.43 per diluted share, in the second quarter versus earnings of $45.3 million, or $0.34 per diluted share, in the second quarter of 2012. Both periods included special items. Excluding special items in both quarters, the adjusted earnings from continuing operations were $60.3 million, or $0.45 per diluted share, in the second quarter of 2013, versus adjusted earnings of $45.0 million, or $0.34 per diluted share, in the second quarter of 2012. A reconciliation of GAAP net earnings to net earnings before special items for the quarter and year-to-date periods is provided later in this press release.
“Our second-quarter results are a byproduct of our ongoing focus on and execution of our strategic initiatives that are expected to generate long-term growth and profitability,” commented Glen E. Tellock, Manitowoc's Chairman and Chief Executive Officer. “While a level of caution remains around the broader economic environment, we continue to be confident in the opportunities that lie ahead. Our recent conversations with both Crane and Foodservice customers remain positive, and continue to highlight the strength, reliability, and truly differentiated product offering that has come to define Manitowoc as a company.”
Crane Segment Results
Second-quarter 2013 net sales in the Crane segment were $656.9 million, up 7.6 percent from $610.7 million in the second quarter of 2012, driven primarily by continued growth in the Americas region related to the increased activity with crawler cranes and large rough-terrain cranes, as well as solid results from Manitowoc Crane Care.
Crane segment operating earnings for the second quarter of 2013 were $65.0 million, up 25.0 percent compared to $52.0 million in the same period last year. This resulted in an operating margin of 9.9 percent for the second quarter of 2013, up from 8.5 percent in the same period in 2012. Second-quarter 2013 earnings were driven by higher sales volume as well as operational efficiencies which resulted from our global manufacturing strategy.

Crane segment backlog totaled $726 million as of June 30, 2013, a decrease of $50 million from the first quarter 2013. Second-quarter 2013 orders of $604 million were 6.2 percent greater than the first quarter of 2013, while slightly lower than the second quarter of 2012.
Tellock continued, “Along with our second-quarter sales growth in the Cranes segment, we generated our highest operating margin since 2008, which is a testament to our improved operational efficiency and diligent management of our cost structure. Looking ahead, we will continue to innovate with a strong pipeline of new products and services, while also emphasizing our quality focus to enhance our crane designs and product reliability. This should enable Manitowoc to drive market share and capitalize on the improving health of the global macro environment in the coming years.”
Foodservice Segment Results
Second-quarter 2013 net sales in the Foodservice segment were $389.7 million, up from $386.5 million in the second quarter of 2012. The increase was driven by sales of new products and growth in the Americas and EMEA regions.
Foodservice operating earnings for the second quarter of 2013 were $63.0 million, down 4.7 percent versus $66.1 million for the second quarter of 2012. This resulted in a Foodservice segment operating margin of 16.2 percent for the second quarter of 2013, compared to an operating margin of 17.1 percent for the prior-year period. The year-over-year margin decrease was due to increased investments in our manufacturing strategies and new products, which were partially offset by improved operating efficiencies.
“While the global foodservice market continues to exhibit pockets of softness, we see ongoing growth opportunities for the Foodservice business in the second half of 2013 as we aim to enhance our global leadership position. Spearheading this effort will be Bob Hund, our newly announced President of Foodservice, whose primary initiative will be to drive long-term, profitable growth by leveraging our strengths and leadership in the Foodservice segment,” Tellock added.
Cash Flow
Cash flow provided from operating activities from continuing operations in the second quarter of 2013 was $47.5 million, versus $6.6 million in the prior-year quarter, driven by cash from profitability and partially offset by seasonal working capital requirements in both segments. Use of cash in the first half of the year was consistent with the normal seasonal pattern for the company. Year-to-date capital expenditures totaled $46.9 million.
2013 Guidance
Given second-quarter results that were in-line with expectations, the company is reaffirming its full-year guidance for 2013 and is positively revising its tax rate outlook. For the full-year 2013, Manitowoc expects:

■ Crane revenue - high single-digit percentage growth
■ Crane operating margins - high single-digit percentage
■ Foodservice revenue - mid single-digit percentage growth
■ Foodservice operating margins - continuing mid-teens percentage
■ Capital expenditures - approximately $100 million
■ Depreciation & amortization - approximately $115 million
■ Interest expense - approximately $125 million
■ Amortization of deferred financing fees - approximately $10 million
■ Debt reduction - to exceed $200 million

■ Full-year effective tax rate of approximately 30 percent (improved from an original expectation of mid-30 percent range)

Investor Conference Call
On July 30 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc's senior management will discuss its second-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc's Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 115 manufacturing, distribution, and service facilities in 26 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2012, Manitowoc's revenues totaled $3.9 billion, with more than half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc's business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities;

•	the ability to generate cash and manage working capital consistent with Manitowoc's stated goals;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of U.S. government budget sequestration;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated issues associated with the resolution or settlement of uncertain tax positions, including unfavorable settlement of a tax matter with the IRS related to the 2008 and 2009 calendar years;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2013 and 2012
(In millions, except share data)
INCOME STATEMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012*	2013	2012*
Net sales	$1,046.6	$997.2	$1,944.6	$1,849.1
Cost of sales	773.8	746.0	1,451.8	1,394.6
Gross profit	272.8	251.2	492.8	454.5
Engineering, selling and administrative expenses	161.3	149.6	319.4	296.5
Restructuring expense	0.9	0.2	1.2	0.9
Amortization expense	9.0	9.3	18.1	18.6
Other	—	0.1	0.3	0.1
Operating earnings	101.6	92.0	153.8	138.4
Amortization of deferred financing fees	(1.7)	(2.1)	(3.5)	(4.1)
Interest expense	(32.6)	(33.8)	(65.9)	(66.8)
Loss on debt extinguishment	—	—	(0.4)	—
Other (expense) income - net	(1.4)	2.0	0.2	0.2
Earnings from continuing operations before taxes on income	65.9	58.1	84.2	67.7
Provision for taxes on income	9.3	15.5	17.8	26.9
Earnings from continuing operations	56.6	42.6	66.4	40.8
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(2.1)	0.4	(2.2)	—
Loss on sale of discontinued operations, net of income taxes	—	—	(1.6)	—
Net earnings	54.5	43.0	62.6	40.8
Less net loss attributable to noncontrolling interests	(3.1)	(2.3)	(5.4)	(4.2)
Net earnings attributable to Manitowoc	57.6	45.3	68.0	45.0
Amounts attributable to the Manitowoc common shareholders:
Earnings from continuing operations	59.7	44.9	71.8	45.0
Earnings (loss) from discontinued operations, net of income taxes	(2.1)	0.4	(2.2)	—
Loss on sale of discontinued operations, net of income taxes	—	—	(1.6)	—
Net earnings attributable to Manitowoc	57.6	45.3	68.0	45.0
BASIC EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.45	$0.34	$0.54	$0.34
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	—	(0.02)	—
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.01)	—
BASIC EARNINGS PER SHARE	$0.43	$0.35	$0.51	$0.34
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.44	$0.34	$0.53	$0.34
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	—	(0.02)	—
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.01)	—
DILUTED EARNINGS PER SHARE	$0.43	$0.34	$0.50	$0.34
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	132,999,781	130,575,165	132,655,172	130,562,923
Average Shares Outstanding - Diluted	135,112,730	133,392,079	135,029,444	133,552,797

SEGMENT SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012*	2013	2012*
Net sales from continuing operations:
Cranes and related products	$656.9	$610.7	$1,204.3	$1,118.6
Foodservice equipment	389.7	386.5	740.3	730.5
Total	$1,046.6	$997.2	$1,944.6	$1,849.1
Operating earnings (loss) from continuing operations:
Cranes and related products	$65.0	$52.0	$96.3	$73.4
Foodservice equipment	63.0	66.1	112.1	117.1
General corporate expense	(16.5)	(16.5)	(35.0)	(32.5)
Restructuring expense	(0.9)	(0.2)	(1.2)	(0.9)
Amortization	(9.0)	(9.3)	(18.1)	(18.6)
Other	—	(0.1)	(0.3)	(0.1)
Total	$101.6	$92.0	$153.8	$138.4

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2013 and 2012
(In millions)

BALANCE SHEET

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and temporary investments	$94.4	$76.1
Restricted cash	10.7	10.6
Accounts receivable - net	340.5	332.7
Inventories - net	815.9	707.6
Deferred income taxes	89.1	89.0
Other current assets	107.9	105.2
Current assets of discontinued operation	—	6.8
Total current assets	1,458.5	1,328.0
Property, plant and equipment - net	559.9	556.1
Intangible assets - net	1,983.5	2,007.1
Other long-term assets	149.3	130.3
Long-term assets of discontinued operation	—	35.8
TOTAL ASSETS	$4,151.2	$4,057.3
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$878.2	$912.9
Short-term borrowings	96.2	92.8
Customer advances	25.0	24.2
Product warranties	82.1	82.1
Product liabilities	28.6	27.9
Current liabilities of discontinued operation	—	6.0
Total current liabilities	1,110.1	1,145.9
Long-term debt	1,800.9	1,732.0
Other non-current liabilities	600.5	589.5
Long-term liabilities of discontinued operation	—	8.6
Stockholders’ equity	639.7	581.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,151.2	$4,057.3

CASH FLOW SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012*	2013	2012*
Net earnings attributable to Manitowoc	$57.6	$45.3	$68.0	$45.0
Non-cash adjustments	34.0	29.9	69.6	61.0
Changes in operating assets and liabilities	(44.1)	(68.6)	(196.1)	(229.4)
Net cash provided from (used for) operating activities of continuing operations	47.5	6.6	(58.5)	(123.4)
Net cash provided from (used for) operating activities of discontinued operations	(2.1)	1.5	(4.0)	1.6
Net cash provided from (used for) operating activities	45.4	8.1	(62.5)	(121.8)
Capital expenditures	(25.7)	(20.5)	(46.9)	(34.7)
Restricted cash	0.3	(3.1)	(0.2)	(3.0)
Proceeds from sale of business	—	—	39.2	—
Proceeds from sale of fixed assets	0.3	0.2	0.9	0.2
Net cash used for investing activities of discontinued operations	—	(0.1)	—	(0.1)
(Payments) proceeds from borrowings - net	(44.7)	10.0	84.6	165.4
Proceeds (payments) on receivable financing - net	16.6	(7.2)	2.3	(18.7)
Stock options exercised	0.2	0.4	2.9	1.6
Debt issuance costs	—	0.1	—	—
Effect of exchange rate changes on cash	(2.0)	(1.9)	(2.0)	(0.7)
Net increase (decrease) in cash & temporary investments	$(9.6)	$(14.0)	$18.3	$(11.8)

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2013 was $425.3 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$124.7
Loss from discontinued operations	1.9
Loss on sale of discontinued operations	1.6
Depreciation and Amortization	110.1
Interest expense and amortization of deferred financing fees	143.8
Costs due to early extinguishment of debt	6.7
Restructuring charges	9.8
Income taxes	28.9
Other	(2.2)
Adjusted EBITDA	$425.3

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012*	2013	2012*
Net earnings attributable to Manitowoc	$57.6	$45.3	$68.0	$45.0
Special items, net of tax:
(Earnings) loss from discontinued operations	2.1	(0.4)	2.2	—
Loss on sale of discontinued operations	—	—	1.6	—
Early Extinguishment of Debt	—	—	0.3	—
Restructuring expense	0.6	0.1	0.9	0.6
Net earnings before special items	$60.3	$45.0	$73.0	$45.6

Diluted earnings per share	$0.43	$0.34	$0.50	$0.34
Special items, net of tax:
(Earnings) loss from discontinued operations	0.02	—	0.02	—
Loss on sale of discontinued operations	—	—	0.01	—
Early Extinguishment of Debt	—	—	—	—
Restructuring expense	—	—	0.01	—
Diluted earnings per share before special items	$0.45	$0.34	$0.54	$0.34

* Results have been prepared with the previously announced divested Jackson warewashing business treated as a discontinued operation. 2012 results have been revised to reflect the correction of errors identified in the third and fourth quarters of 2012, which were immaterial to the prior periods.